                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Boise Cascade Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
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        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                                        [LOGO]
                                                        BOISE CASCADE CORPORATION

                                                        ------------------------
                                                        ANNUAL MEETING
                                                        OF SHAREHOLDERS

                                                        BOISE, IDAHO
                                                        APRIL 20, 2000
                                                        ------------------------

                                                        NOTICE AND PROXY
                                                        STATEMENT

                                     [LOGO]

                            NOTICE OF ANNUAL MEETING
                            Thursday, April 20, 2000
                        12 noon, Mountain Daylight Time

                Boise Cascade Corporation Headquarters Building
                           1111 West Jefferson Street
                                  Boise, Idaho

                                                                  March 22, 2000

Dear Shareholder:

    You are cordially invited to attend the 2000 Boise Cascade Corporation annual meeting of shareholders to:

    - elect four directors to serve three-year terms;

    - approve appointment of Arthur Andersen LLP as independent auditors for 2000;

    - approve an amendment to the 1984 Key Executive Stock Option Plan to increase the number of shares of common stock available for issuance;

    - approve an amendment to the Director Stock Option Plan to increase the number of shares of common stock available for issuance;

    - reapprove the Key Executive Performance Plan for Executive Officers;

    - approve amendments to the Key Executive Performance Plan for Executive Officers and the 1995 Executive Officer Deferred Compensation Plan to add a deferred stock unit component to each plan;

    - consider and act upon a shareholder proposal regarding our classified board; and

    - conduct other business properly brought before the meeting.

    Shareholders who owned stock at the close of business on February 28, 2000, can vote at the meeting.

    Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote at that time, you may do so.

    Thank you for your ongoing support of and continued interest in Boise
Cascade.

                                          Sincerely yours,

                                          [LOGO]

                                          George J. Harad
                                          Chairman and
                                          Chief Executive Officer

                                TABLE OF CONTENTS


Notice of Annual Meeting

Boise Cascade Corporation...................................      1

Annual Meeting Information..................................      1
  Proxy Statement...........................................      1
  Voting....................................................      1
  Boise Cascade Employees Who Are Shareholders..............      2
  Confidential Voting Policy................................      2
  Votes Necessary for Action to be Taken....................      2
  Proxy Solicitation........................................      2

Proposals You May Vote On...................................      2
  1. Election of Directors..................................      2
  2. Appointment of Independent Public Accountants..........      3
  3. Amendment of 1984 Key Executive Stock Option Plan......      3
  4. Amendment of Director Stock Option Plan................      3
  5. Reapproval of Key Executive Performance Plan for
     Executive Officers.....................................      3
  6. Amendment of Key Executive Performance Plan for
     Executive Officers and 1995 Executive Officer Deferred
     Compensation Plan......................................      4
  7. Shareholder Proposal Regarding Classified Board........      4
  8. Other Matters to be Presented at the Meeting...........      4

Board of Directors..........................................      4
  Structure.................................................      4
  Directors Nominated This Year for Terms Expiring in
    2003....................................................      5
  Directors Whose Terms Expire in 2002......................      6
  Directors Whose Terms Expire in 2001......................      7
  Business Relationships with Directors.....................      7

Meetings and Committees of the Board........................      8
  Committee of Outside Directors............................      8
  Executive Committee.......................................      8
  Executive Compensation Committee..........................      8
  Audit Committee...........................................      9
  Nominating Committee......................................      9

Director Compensation.......................................      9
  Director Stock Option Plan................................     10
  Director Stock Compensation Plan..........................     10
  Director Deferred Compensation Program....................     10

Stock Ownership.............................................     11
  Directors and Executive Officers..........................     11
  Ownership of More than 5% of Boise Cascade Stock..........     13

Executive Compensation Committee Report.....................     14
  Base Salary...............................................     15
  Annual Variable Incentive Compensation....................     15
  Stock Options.............................................     16
  Stock Ownership Guidelines and Stock Unit Purchases.......     17
  Other Compensation Plans..................................     17

Performance Graph...........................................     18

Compensation Tables.........................................     19
  Stock Option Tables.......................................     20
  Long-Term Incentive Plans Table...........................     22

Other Benefit Plans.........................................     22
  Deferred Compensation.....................................     22
  Pension Plan..............................................     23
  Supplemental Early Retirement Plan........................     24
  Executive Officer Agreements..............................     24
  Deferred Compensation and Benefits Trust..................     25
  Indemnification...........................................     25

Amendment of 1984 Key Executive Stock Option Plan...........     26
  History and Operation of the KESOP........................     26
  Proposed Plan Amendment...................................     26
  Federal Income Tax Consequences...........................     27
  Additional Information....................................     27

Amendment of Director Stock Option Plan.....................     27
  History and Operation of the DSOP.........................     27
  Proposed Plan Amendment...................................     28
  Federal Income Tax Consequences...........................     28
  Additional Information....................................     29

Reapproval of Key Executive Performance Plan for Executive
  Officers..................................................     29
  History and Operation of the KEPP.........................     29
  Federal Income Tax Consequences...........................     30

Amendment of Key Executive Performance Plan for Executive
  Officers and 1995 Executive Officer Deferred Compensation
  Plan......................................................     30
  History and Operation of the Plans and Deferred Stock
    Units...................................................     30
  Proposed Plan Amendments..................................     31
  Additional Information....................................     31

Shareholder Proposal Regarding Classified Board.............     31
  Statement by Shareholder in Support of the Proposal.......     31
  Statement by Directors in Opposition to the Proposal......     32

Other Information...........................................     33
  Section 16(a) Beneficial Ownership Reporting Compliance...     33
  Boise Cascade's Annual Report and Form 10-K...............     33
  Shareholder Proposals for the 2001 Annual Meeting.........     33
  Shareholder Nominations for Directors.....................     33

                            BOISE CASCADE CORPORATION

    Boise Cascade is a major distributor of office products and building materials and an integrated manufacturer and distributor of paper and wood products. We also own and manage over 2 million acres of timberland in the United States. The address of our corporate headquarters is 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001, and the telephone number is
(208) 384-6161. You can visit us on the Internet at www.bc.com.

                           ANNUAL MEETING INFORMATION

PROXY STATEMENT

    This proxy statement summarizes information we must provide to you under the rules of the Securities and Exchange Commission (SEC). It is designed to assist you in voting your shares. We began mailing these proxy materials on or about March 22, 2000.

VOTING

    Shareholders can vote by mail or at the annual meeting by completing a proxy card. If you submit a properly executed proxy card, the individuals named on the card, as your proxies, will vote your shares in the manner you indicate. If you sign and return the card without indicating your instructions, your shares will be voted FOR:

    - the election of the four nominees to serve three-year terms on our board of directors;

    - the appointment of Arthur Andersen LLP as our independent auditors for 2000;

    - the amendment of the 1984 Key Executive Stock Option Plan;

    - the amendment of the Director Stock Option Plan;

    - the reapproval of the Key Executive Performance Plan for Executive Officers; and

    - the amendment of the Key Executive Performance Plan for Executive Officers and the 1995 Executive Officer Deferred Compensation Plan

and AGAINST the shareholder proposal to declassify our board of directors.

    You may revoke or change your proxy at any time prior to the vote at the annual meeting. To do so:

    - deliver a new proxy to the independent tabulator, Corporate Election Services, Inc.;

    - give us written notice of your change or revocation; or

    - attend the annual meeting and vote in person.

    Each share of Boise Cascade stock is entitled to one vote. As of February 28, 2000 (the record date for determining shareholders entitled to vote at the meeting), we had the following outstanding voting stock:

---------------------------------------------------------------------------------
                                                                   NUMBER OF
TYPE/SERIES OF STOCK                                          SHARES OUTSTANDING
---------------------------------------------------------------------------------
Common stock................................................      57,217,861
Convertible preferred stock, Series D (ESOP)................       4,940,830
---------------------------------------------------------------------------------

BOISE CASCADE EMPLOYEES WHO ARE SHAREHOLDERS

    Employees participating in the Employee Stock Ownership Plan (ESOP) fund of our Savings and Supplemental Retirement Plan (SSRP) or in the company's common stock fund in one of our savings plans will receive one proxy for all their shares in these plans. ESOP participants may instruct the plan's trustee how to vote the shares allocated to their accounts, as well as a proportionate amount of unallocated and unvoted shares. Participants in the company's common stock fund may instruct the plans' trustee how to vote the shares allocated to their accounts. If you do not provide instructions, the plans provide that the trustee will vote your shares in the same proportion as shares for which other participants have provided voting instructions.

CONFIDENTIAL VOTING POLICY

    We have a confidential voting policy. Shareholders' votes on our proxy card will not be disclosed to us other than in limited situations. The tabulator will collect, tabulate, and retain all proxy cards and will forward any comments written on the proxy cards to management.

VOTES NECESSARY FOR ACTION TO BE TAKEN

    A quorum is necessary to hold a valid meeting. A quorum will exist if a majority of the shareholders entitled to cast votes at the meeting are present in person or by proxy.

    The four nominees who receive the greatest number of votes at the annual meeting will be elected as directors. The appointment of Arthur Andersen LLP as our independent public accountants for 2000, approval of the plan amendments, and approval of the Key Executive Performance Plan for Executive Officers require an affirmative vote of the majority of the votes cast on these matters.

    The shareholder proposal regarding declassifying our board of directors will be approved if the votes for the proposal exceed the votes against the proposal. Declassifying the board and reinstating an annual election of directors will not automatically occur if this proposal is approved. Eliminating board classification would require a formal amendment to our Certificate of Incorporation. Amendment of the Certificate of Incorporation requires approval by at least 80% of the outstanding shares entitled to vote.

    Abstentions do not count as votes cast either for or against the directors or for or against any of the proposals.

PROXY SOLICITATION

    We will pay the expenses of soliciting proxies. We retained D. F. King and Company Inc. to assist us in the distribution and solicitation of proxies. We will pay D. F. King a fee of $14,000, plus expenses, for these services. Proxies may also be solicited on our behalf by directors, officers, and other employees in person or by telephone or electronic transmission. We will not, however, specially compensate these persons for doing so.

                            PROPOSALS YOU MAY VOTE ON

1. ELECTION OF DIRECTORS

    There are four nominees for election this year. Detailed information on each nominee is provided on page 5. If a nominee is unavailable for election, either we will vote the proxies for another nominee recommended by the Nominating Committee and nominated by the board of directors or the board may reduce the number of directors to be elected at the meeting.

                 YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                            EACH OF THESE NOMINEES.

2. APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    Your board of directors, upon the recommendation of its Audit Committee, has appointed Arthur Andersen LLP to serve as our independent auditors for 2000, subject to shareholder approval. Arthur Andersen has served us in this capacity since 1956. Representatives of Arthur Andersen will be present at the annual meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

    Audit services provided by Arthur Andersen during 1999 included an audit of the consolidated financial statements included in our Annual Report, audits of employee benefit plan financial statements, and a review of certain other filings with the SEC and other governmental agencies. In addition, Arthur Andersen provided various nonaudit services to us during the year.

          YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT AUDITORS FOR 2000.

3. AMENDMENT OF 1984 KEY EXECUTIVE STOCK OPTION PLAN

    We ask you to consider and approve an amendment (adopted by the board of directors in February 2000) to our Key Executive Stock Option Plan. This amendment, subject to your approval, increases the number of shares available under the plan by 1,800,000 shares. You can find detailed information on the Key Executive Stock Option Plan and this amendment beginning on page 26.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL
            OF THE AMENDMENT TO THE KEY EXECUTIVE STOCK OPTION PLAN.

4. AMENDMENT OF DIRECTOR STOCK OPTION PLAN

    We ask you to consider and approve an amendment (adopted by the board of directors in December 1999) to our Director Stock Option Plan. This amendment, subject to your approval, increases the number of shares available under the plan by 100,000 shares. You can find detailed information on the Director Stock Option Plan and this amendment beginning on page 27.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL
              OF THE AMENDMENT TO THE DIRECTOR STOCK OPTION PLAN.

5. REAPPROVAL OF KEY EXECUTIVE PERFORMANCE PLAN FOR EXECUTIVE OFFICERS

    Our shareholders approved the company's Key Executive Performance Plan for Executive Officers in 1995. For us to be able to continue to fully deduct compensation paid to our executive officers under the KEPP, federal tax laws require that our shareholders approve the plan every five years. We ask you to consider and again approve our Key Executive Performance Plan for Executive Officers. You can find detailed information on the KEPP beginning on page 29.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE REAPPROVAL
         OF THE KEY EXECUTIVE PERFORMANCE PLAN FOR EXECUTIVE OFFICERS.

6. AMENDMENT OF KEY EXECUTIVE PERFORMANCE PLAN FOR EXECUTIVE OFFICERS AND 1995 EXECUTIVE OFFICER DEFERRED COMPENSATION PLAN

    We ask you to consider and approve amendments (adopted by the board of directors in December 1998) to our Key Executive Performance Plan for Executive Officers and to our 1995 Executive Officer Deferred Compensation Plan. These amendments established deferred stock unit accounts in each of the plans, which, subject to your approval, will be paid out in shares of company stock rather than in cash. The total number of shares proposed for issuance to pay for the deferred stock units will be 100,000 shares for each plan. You can find detailed information on the plans and amendments beginning on page 30.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL
 OF THE AMENDMENTS TO THE KEY EXECUTIVE PERFORMANCE PLAN FOR EXECUTIVE OFFICERS
           AND THE 1995 EXECUTIVE OFFICER DEFERRED COMPENSATION PLAN.

7. SHAREHOLDER PROPOSAL REGARDING CLASSIFIED BOARD

    In November 1999, we received a shareholder proposal to declassify our board of directors. In 1985, the company's shareholders approved the creation of a classified board, dividing it into three classes for purposes of election. Shareholders elect one class at each annual meeting to serve for a three-year term. Our directors and management believe the board is better able to increase value to all shareholders by retaining the continuity and stability of the classified board. You can find detailed information on the shareholder proposal and our directors' point of view beginning on page 31.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST"
               THE PROPOSAL TO DECLASSIFY BOISE CASCADE'S BOARD.

8. OTHER MATTERS TO BE PRESENTED AT THE MEETING

    Management does not know of any other matters to be voted on at the meeting. If, however, other matters are presented for a vote at the meeting, the persons named on the enclosed proxy card will vote your properly executed proxy according to their judgment on those matters.

                               BOARD OF DIRECTORS

STRUCTURE

    Mrs. Anne L. Armstrong and Mr. Paul J. Phoenix retired from the board in February because they reached our mandatory retirement age for directors. We thank Mrs. Armstrong and Mr. Phoenix for their many years of thoughtful counsel and loyal service to our board.

    Our board of directors, comprised of 13 persons after Mrs. Armstrong's and Mr. Phoenix's retirement, is divided into three classes for purposes of election. Shareholders elect one class at each annual meeting to serve for a three-year term.

    Four directors are nominees for reelection in 2000, each to hold office until the annual meeting of shareholders in 2003.

    Our other directors are not up for election this year and will continue in office for the remainder of their terms or until they retire.

DIRECTORS NOMINATED THIS YEAR FOR TERMS EXPIRING IN 2003

                          EDWARD E. HAGENLOCKER, 60, joined our board of directors in
[PHOTO]                   1998. He retired from Ford Motor Company, an automotive
                          manufacturer, after serving as its vice-chairman from 1996 to 1998 and serving as the chairman of Visteon Automotive
                          Systems, an automotive parts business and enterprise of Ford
                          Motor Company, from 1997 to 1998. Mr. Hagenlocker was the
                          president of Ford Automotive Operations from 1994 to 1996.
                          He is also a director of Air Products and Chemicals, Inc.,
                          AmeriSource Corporation, and Nanophase Technologies
                          Corporation.

                          GEORGE J. HARAD, 55, became a director and president of the
[PHOTO]                   company in 1991. He was elected chief executive officer of
                          Boise Cascade in 1994 and became chairman of the board in
                          1995. Mr. Harad has been an executive officer of the company since 1982. He is also chairman of the board of Boise
                          Cascade Office Products Corporation and a director of US
                          West, Inc.

                          DONALD S. MACDONALD, 68, joined our board for the second
[PHOTO]                   time in 1996. He was originally elected in 1978 but resigned in 1986. Between 1991 and 2000, Mr. Macdonald was of counsel to the Toronto law firm of McCarthy Tetrault. He served as
                          Canadian High Commissioner to Great Britain and Northern
                          Ireland from 1988 to 1991. In addition, Mr. Macdonald was a member of the Canadian House of Commons for 16 years and a former chairman of the Royal Commission on the Economic
                          Union and Development Prospects for Canada. Between 1968 and
                          1977, he held the Cabinet positions of President of the
                          Privy Council; Minister of National Defence; Minister of
                          Energy, Mines, and Resources; and Minister of Finance.
                          Mr. Macdonald is a director of Aber Resources Limited,
                          Alberta Energy Company Limited, Sun Life Assurance Company
                          of Canada, TransCanada Pipelines Limited, and several
                          private companies.

                          JANE E. SHAW, 61, joined our board of directors in 1994. She
[PHOTO]                   has been chairman of the board and chief executive officer of AeroGen, Inc., a private company specializing in the
                          development of pulmonary drug delivery systems, since 1998.
                          Dr. Shaw founded The Stable Network, a biopharmaceutical
                          consulting firm, in 1995. She was the president and chief
                          operating officer of ALZA Corporation, a therapeutic systems company, from 1987 to 1994. Dr. Shaw is also a director of
                          Aviron, Intel Corporation, and McKesson HBOC, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

                          ROBERT K. JAEDICKE, 71, joined our board of directors in
[PHOTO]                   1983. He is professor (emeritus) of accounting at the
                          Stanford University Business School and served as dean of
                          Stanford's Graduate School of Business from 1983 to 1990.
                          Professor Jaedicke is also a director of Enron Corp.,
                          GenCorp Inc., and California Water Service Company.

                          FRANCESCA RUIZ DE LUZURIAGA, 45, joined our board of
[PHOTO]                   directors in 1998. She became the chief operating officer of
                          Mattel Interactive, a business unit of Mattel, Inc., one of the major toy manufacturers in the world, in 1999. Prior to holding this position, Ms. Luzuriaga served Mattel as its
                          executive vice president, worldwide business planning and
                          resources, from 1997 to 1999 and as its chief financial
                          officer from 1995 to 1997.

                          FRANK A. SHRONTZ, 68, joined our board of directors in 1989.
[PHOTO]                   He is chairman emeritus of The Boeing Company, an aerospace company. Mr. Shrontz was the chairman of the board and chief executive officer of The Boeing Company from 1988 to 1997.
                          He is also a director of Chevron Corporation and Minnesota
                          Mining & Manufacturing Co.

                          CAROLYN M. TICKNOR, 52, joined our board of directors in
[PHOTO]                   February 2000. She has been a vice president of
                          Hewlett-Packard Company, a global provider of computing,
                          printing, and imaging products and services, since 1995.
                          Ms. Ticknor became president of HP's Imaging and Printing
                          Systems, formerly LaserJet Imaging Systems, in 1999, having served as its general manager since 1994. She is also a
                          director of Stamps.com.

                          WARD W. WOODS, JR., 57, joined our board of directors in
[PHOTO]                   1992. He was president and chief executive officer of
                          Bessemer Securities, LLC, a privately held investment
                          company, from 1989 to 1999. Mr. Woods is a member, through wholly owned corporations, of the general partner of
                          Bessemer Holdings, L.P., and affiliated investment
                          partnerships. He is also a special partner of Bessemer
                          Partners & Co. Mr. Woods is a director of Bessemer
                          Securities, LLC, Contour Energy Co., and several private
                          companies.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

                          PHILIP J. CARROLL, 62, joined our board of directors in
[PHOTO]                   1997. He became chairman of the board and chief executive
                          officer of Fluor Corporation, a global engineering,
                          construction, maintenance, and diversified services company, in 1998. Mr. Carroll was the president and chief executive officer of Shell Oil Company from 1993 to 1998. He is also a director of Vulcan Materials Company.

                          RAKESH GANGWAL, 46, joined our board of directors in 1998.
[PHOTO]                   He became the president and chief executive officer of US
                          Airways Group, Inc., the parent corporation for US Airways'
                          mainline jet and express divisions as well as several
                          related companies, all in the air transportation industry, in 1998. He also became the president and chief executive
                          officer of US Airways, Inc., the main operating arm of US
                          Airways Group, in 1998. Mr. Gangwal was the president and
                          chief operating officer of US Airways Group, Inc., and US
                          Airways, Inc., from 1996 to 1998. He was the executive vice president, Planning and Development, of Air France from 1994 to 1996. Mr. Gangwal is also a director of US Airways
                          Group, Inc.

                          GARY G. MICHAEL, 59, joined our board of directors in 1997.
[PHOTO]                   He became chairman of the board and chief executive officer of Albertson's, Inc., a retail food and drug company, in
                          1991. He is also a director of Questar Corporation and
                          chairman of the Federal Reserve Bank of San Francisco.

                          A. WILLIAM REYNOLDS, 66, joined our board of directors in
[PHOTO]                   1989. He is the chief executive of Old Mill Group, a private investment firm. Mr. Reynolds was the chairman of the board and chief executive officer of GenCorp Inc., a diversified manufacturing and service company, from 1987 to 1995. He is also a director of Boise Cascade Office Products Corporation and Eaton Corporation and former chairman of the Federal
                          Reserve Bank of Cleveland.

BUSINESS RELATIONSHIPS WITH DIRECTORS

    Donald S. Macdonald was of counsel to the law firm of McCarthy Tetrault, located in Toronto, Ontario, Canada, until he retired from this position in early 2000. We and some of our affiliates occasionally used McCarthy Tetrault's services in 1999 to advise us on Canadian legal matters. We expect to do the same in 2000. We retain this firm independent of Mr. Macdonald's service on our board of directors, and Mr. Macdonald derives no financial benefit from our use of McCarthy Tetrault.

                      MEETINGS AND COMMITTEES OF THE BOARD

    During 1999, our board of directors met seven times. In addition to meetings of the full board, directors also attended meetings of board committees. All the directors, except Ms. Ruiz de Luzuriaga and Mr. Carroll, attended at least 75% of the meetings of the board and the committees on which they served. Overall, our directors had an attendance rate of 93%.

                THE BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

-------------------------------------------------------------------------------------------------------------------
                                                                           EXECUTIVE
                                         COMMITTEE OF       EXECUTIVE     COMPENSATION       AUDIT      NOMINATING
DIRECTOR                               OUTSIDE DIRECTORS    COMMITTEE      COMMITTEE       COMMITTEE     COMMITTEE
-------------------------------------------------------------------------------------------------------------------
Anne L. Armstrong(1).................          X                               X                             X
Philip J. Carroll....................          X                               X               X
Rakesh Gangwal.......................          X                                               X             X
Edward E. Hagenlocker................          X                               X                             X
George J. Harad......................                           X(2)
Robert K. Jaedicke...................          X                                               X
Donald S. Macdonald..................          X                                               X(2)          X
Gary G. Michael......................          X                               X               X
Paul J. Phoenix(1)...................          X                X                              X
A. William Reynolds..................          X                X              X(2)                          X
Francesca Ruiz de Luzuriaga..........          X                               X               X
Jane E. Shaw.........................          X                X                                            X(2)
Frank A. Shrontz.....................          X(2)             X                                            X
Carolyn M. Ticknor(3)................          X                               X                             X
Ward W. Woods, Jr....................          X                               X               X

1999 Meetings........................          2                2              3               3             2
-------------------------------------------------------------------------------------------------------------------

(1) Mrs. Armstrong and Mr. Phoenix retired from the board in February 2000. In 1999, Mr. Phoenix served as chair of the Audit Committee.

(2) Committee chair.

(3) Ms. Ticknor was appointed to the board in February 2000.

COMMITTEE OF OUTSIDE DIRECTORS

    The Committee of Outside Directors reviews the performance of the chief executive officer against his individual and corporate goals and strategies. It also reviews the performance and processes of the board of directors and evaluates the communication among the board, management, and shareholders. The committee meets at least twice each year without Mr. Harad (our only management director) present.

EXECUTIVE COMMITTEE

    In the absence of a full meeting of the board, the Executive Committee can exercise most of the powers and authority of the full board to manage our business and affairs.

EXECUTIVE COMPENSATION COMMITTEE

    The Executive Compensation Committee, comprised entirely of independent directors, establishes all executive officer compensation. In addition, it reviews general compensation and benefit plans and oversees administration of stock option and variable compensation programs that apply to officers and directors. The committee also advises the board on nominees for executive officer positions in the company.

AUDIT COMMITTEE

    The Audit Committee, in keeping with its charter, is comprised entirely of independent directors. The committee meets periodically with management, our internal auditors, and our independent auditors to assure that appropriate audits of our affairs are being conducted. Additionally, it reviews corporate compliance policies and activities, the scope of internal and external audit activities, and the results of the annual audit. The committee also recommends a public accounting firm to serve as independent auditors each year. Both the independent auditors and the internal auditors communicate directly with the committee (outside the presence of management) regarding the results of their examinations, the adequacy of internal accounting controls, and the integrity of financial reporting.

NOMINATING COMMITTEE

    The Nominating Committee, comprised entirely of independent directors, reviews and recommends candidates for nomination to the board.

    The board of directors has established qualifications for directors, including the ability to apply good and independent judgment in a business situation and the ability to represent the interests of all our shareholders and constituencies. A director also must be free from any conflicts of interest that would interfere with his or her loyalty to our shareholders and us. In evaluating board candidates, the committee considers these qualifications as well as several other factors, including but not limited to:

    - demonstrated maturity and experience;

    - geographic balance;

    - expertise in business areas relevant to Boise Cascade;

    - background as an educator in business, economics, or the sciences; and

    - diversity of background, with particular consideration to female and minority candidates.

                              DIRECTOR COMPENSATION

    Of our current board members, only Mr. Harad is a salaried employee of Boise Cascade. Board members that are not salaried employees receive separate compensation for board service. In 1999, that compensation included:

    Annual Retainer:                                 $30,000

    Committee Chair Stipend:                         $6,500 annually

    Attendance Fees:                                 $1,500 for each board meeting
                                                     $600 for each committee meeting
                                                     $600 for each board or committee meeting
                                                       conducted by telephone
                                                     $600 for taking any action by consent in lieu of
                                                       meeting
                                                     Expenses related to attendance

    Stock Options:                                   1,500 annually

DIRECTOR STOCK OPTION PLAN

    Through our shareholder-approved Director Stock Option Plan, each nonemployee director receives an annual stock option grant. The options are exercisable one year after the grant date, and they expire the earlier of
(a) three years after the director's retirement, resignation, death, or termination as a director or (b) ten years after the grant date. Individuals who are directors on January 1, or who are appointed between January 1 and July 31, receive a grant on July 31. Directors appointed between August 1 and December 31 receive a grant when they join our board.

    In 1999, each nonemployee director was granted an option to purchase 1,500 shares of our common stock at a price equal to the stock's closing market price on the grant date.

DIRECTOR STOCK COMPENSATION PLAN

    Through our shareholder-approved Director Stock Compensation Plan, nonemployee directors can elect to receive part or all of their retainers and meeting fees in stock options rather than cash. Under the plan, the directors must specify by December 31 of each year how much of their retainer and meeting fees for the following year they wish to receive in the form of stock options.

    Options are granted to participating directors at the end of each calendar year, equal in value to the cash compensation that the participating directors would otherwise have received. The number of option shares granted to a participating director is based on the amount of compensation he or she elected to have paid in options and the market value of our common stock on July 31 of each year. The options have an exercise price of $2.50 per share, can be exercised six months after the date of grant, and expire three years after the director's resignation, retirement, or termination as director. Nine of the 13 eligible directors participated in this plan in 1999, and eight directors have elected to participate in the plan in 2000.

DIRECTOR DEFERRED COMPENSATION PROGRAM

    Our directors' deferred compensation program allows each nonemployee director to defer all or a portion of his or her cash compensation.

    Under this program, nonemployee directors may defer from a minimum of $5,000 to a maximum of 100% of their cash compensation in a calendar year. For deferrals prior to 1988, interest is imputed on the deferred amount at a monthly rate equal to Moody's Composite Average of Yields on Corporate Bonds plus four percentage points. For deferrals from 1988 to the present, interest is imputed at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. A minimum death benefit is also provided based on pre-1995 deferrals. We have purchased corporate-owned life insurance policies to help offset the expense of this program. In the event of a change in control, as defined in the plans, a trust will pay our obligations under these plans. For more information on this trust, see "Deferred Compensation and Benefits Trust" on page 25.

    As of December 31, 1999, seven directors were participating in the deferred compensation program.

                                 STOCK OWNERSHIP

DIRECTORS AND EXECUTIVE OFFICERS

    The directors, nominees for director, and executive officers furnished the following information to us regarding the shares of our common stock that they beneficially owned on December 31, 1999.

                  OWNERSHIP OF BOISE CASCADE CORPORATION STOCK

-----------------------------------------------------------------------------------------------
                                                               AMOUNT AND NATURE OF    PERCENT
NAME OF BENEFICIAL OWNER                                       BENEFICIAL OWNERSHIP    OF CLASS
-----------------------------------------------------------------------------------------------
DIRECTORS(1)
Anne L. Armstrong...........................................            15,183              *
Philip J. Carroll...........................................             7,579              *
Rakesh Gangwal..............................................             3,588              *
Edward E. Hagenlocker.......................................             4,371              *
George J. Harad.............................................           763,702(2)        1.24%
Robert K. Jaedicke..........................................             7,496              *
Donald S. Macdonald.........................................             8,130              *
Gary G. Michael.............................................             6,845              *
Paul J. Phoenix.............................................             9,944              *
A. William Reynolds.........................................            26,864              *
Francesca Ruiz de Luzuriaga.................................             4,417              *
Jane E. Shaw................................................            11,098              *
Frank A. Shrontz............................................            10,000              *
Carolyn M. Ticknor..........................................                 0(3)           *
Ward W. Woods, Jr...........................................            29,154              *

OTHER NAMED EXECUTIVES
Christopher C. Milliken.....................................                 0(2)           *
N. David Spence.............................................           175,849(2)           *
Theodore Crumley............................................           211,463(2)           *
John W. Holleran............................................           165,169(2)           *
All directors, nominees for director, and executive officers
  as a group (1)(2)(4)......................................         2,398,057           3.88%

* Less than 1% of class
-----------------------------------------------------------------------------------------------

(1) Beneficial ownership for the directors includes all shares held of record or in street name, plus options granted but unexercised under the Director Stock Compensation Plan ("DSCP") and Director Stock Option Plan ("DSOP"), described on page 10 under "Director Compensation." The number of shares subject to options under the DSCP included in the beneficial ownership table is as follows: Mrs. Armstrong, 6,683 shares; Ms. Ruiz de Luzuriaga, 417 shares; Ms. Shaw, 4,098 shares; and Messrs. Carroll, 3,079 shares; Gangwal, 588 shares; Hagenlocker, 1,371 shares; Macdonald, 930 shares; Michael, 611 shares; Phoenix, 2,611 shares; Reynolds, 9,864 shares; Woods, 12,154 shares; and directors as a group, 42,406 shares. The number of shares subject to options under the DSOP included in the beneficial ownership table is as follows: Mrs. Armstrong, 7,000 shares; Ms. Ruiz de Luzuriaga, 3,000 shares; Ms. Shaw, 7,000 shares; and Messrs. Carroll, 4,500 shares; Gangwal, 3,000 shares; Hagenlocker, 3,000 shares; Jaedicke, 7,000 shares; Macdonald, 6,000 shares; Michael, 4,500 shares; Phoenix, 7,000 shares; Reynolds, 7,000 shares; Shrontz, 7,000 shares; Woods, 7,000 shares; and directors as a group, 73,000 shares.

(2) The beneficial ownership for these executive officers includes all shares held of record or in street name, plus options granted but unexercised under the Key Executive Stock Option Plan ("KESOP"), described on page 20 under "Stock Option Tables;" interests in shares of common stock held in the Boise Cascade Common Stock Fund by the trustee of the company's Savings and Supplemental Retirement Plan ("SSRP"), a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code; and deferred stock units held under the Key Executive Performance Plan for Executive Officers and the 1995 Executive Officer Deferred Compensation Plan. The following table indicates the nature of each executive's stock ownership and also shows the number of shares of convertible preferred stock, Series D, held in the Employee Stock Ownership Plan ("ESOP") fund of the SSRP which are not included in the beneficial ownership table.

                                                       COMMON     UNEXERCISED    DEFERRED       SSRP         ESOP
                                                       SHARES        OPTION        STOCK      (COMMON     (PREFERRED
                                                        OWNED        SHARES        UNITS       STOCK)       STOCK)
                                                      ---------   ------------   ---------   ----------   ----------
    George J. Harad.................................    3,511        743,500       8,719        7,972          863
    Christopher C. Milliken.........................        0              0           0            0          974
    N. David Spence.................................    2,032        169,100       2,721        1,996          303
    Theodore Crumley................................    1,247        189,300       1,547       19,369          616
    John W. Holleran................................       70        161,200       2,789        1,110          960
    All executive officers as a group...............   10,560      2,165,100      26,482       51,246       12,505

(3) Ms. Ticknor was appointed to the board in February 2000. As of December 31, 1999, she did not own any shares of the company's stock.

(4) Our executive officers (individually or as a group) do not own more than 1% of the company's Series D Preferred Stock (ESOP).

    On December 31, 1999, the following directors, nominees for director, and executive officers beneficially owned or held options for the following number of shares of common stock of Boise Cascade Office Products Corporation, our majority-owned subsidiary.

          OWNERSHIP OF BOISE CASCADE OFFICE PRODUCTS CORPORATION STOCK

----------------------------------------------------------------------------------------------------------------
                                                               COMMON     UNEXERCISED       SSRP
                                                               SHARES        OPTION       (COMMON       TOTAL
NAME OF BENEFICIAL OWNER                                        OWNED        SHARES        STOCK)     SHARES(*)
----------------------------------------------------------------------------------------------------------------
DIRECTORS
Anne L. Armstrong...........................................    4,000             0             0        4,000
George J. Harad.............................................    2,000             0             0        2,000
A. William Reynolds.........................................   20,000        23,000             0       43,000
Jane E. Shaw................................................    5,000             0             0        5,000
OTHER NAMED EXECUTIVES
Christopher C. Milliken.....................................    8,400       296,400        13,839      318,639
Theodore Crumley............................................    1,000             0             0        1,000
John W. Holleran............................................        0             0           598          598
All directors, nominees for director, and executive officers
  as a group................................................   45,600       583,800        50,871      680,271
----------------------------------------------------------------------------------------------------------------

(*) The individual and aggregate beneficial ownership represents less than 1% of the outstanding shares.

OWNERSHIP OF MORE THAN 5% OF BOISE CASCADE STOCK

    As of December 31, 1999, the table below describes each person or entity that we know to be the beneficial owner of more than 5% of any class of our voting securities.

--------------------------------------------------------------------------------------------------------------------
                                                                                                TOTAL
                                              VOTING AUTHORITY      DISPOSITIVE AUTHORITY      AMOUNT       PERCENT
                                            ---------------------   ---------------------   OF BENEFICIAL      OF
NAME AND ADDRESS                              SOLE       SHARED       SOLE       SHARED       OWNERSHIP      CLASS
--------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $2.50 PAR VALUE
Dodge & Cox                                 3,177,374      31,800   3,479,913           0     3,479,913        6.1%
  One Sansome St.
  35th Floor
  San Francisco, CA 94104

Joint filing by Forstmann-                  2,003,670   3,087,550   2,323,501   4,248,350     6,571,851       11.5%
  Leff Associates, LLC;
  FLA Asset Management, LLC;
  Stamford Advisers LLC; and
  FLA Advisers L.L.C.
  590 Madison Avenue
  New York, NY 10022

Morgan Stanley Dean                                 0   2,746,452           0   2,953,102     2,953,102       5.17%
  Witter & Co.
  1585 Broadway
  New York, NY 10036

COMMON STOCK, $2.50 PAR VALUE,
AND COMMON STOCK EQUIVALENTS
State Street Bank and Trust Company*        1,677,308   5,903,236   1,792,524   4,924,581     6,717,105(1)   10.98%
  225 Franklin St.
  Boston, MA 02110

CONVERTIBLE PREFERRED STOCK, SERIES D
State Street Bank and Trust Company, as             0   4,982,209           0   4,982,209     4,982,209(2)     100%
  Trustee for the Boise Cascade
  Corporation
  Employee Stock Ownership Plan (ESOP)
  225 Franklin St.
  Boston, MA 02110

*Approximately 13.7% of these shares are held by State Street Bank and Trust Company in its capacity as trustee for the company's employee savings plans.
--------------------------------------------------------------------------------------------------------------------

(1) State Street Bank and Trust Company, as trustee for three of the company's defined contribution plans and for the Employee Stock Ownership Plan ("ESOP") fund of the Savings and Supplemental Retirement Plan, reported on a
    Schedule 13G that it was the beneficial owner of 6,717,105 shares of the company's common stock. This represents 2,713,551 shares of the company's common stock and 4,982,209 shares of the company's Convertible Preferred Stock, Series D (held by the ESOP). The shares of preferred stock held by the ESOP are convertible into approximately 4,003,554 shares of common stock (using a conversion ratio of 1 share of preferred stock = .80357 common shares). Included in the reported shares were 921,027 shares of Boise Cascade common stock held by State Street as trustee for the company's defined contribution plans, representing approximately 1.6% of the company's common stock outstanding as of December 31, 1999. The trustee, subject to participants' instructions, has voting and investment authority for the shares held in the company's plans and for the ESOP shares. State Street Bank and Trust Company has sole voting power for 1,677,308 shares and sole investment power for 1,792,524 shares not held as trustee for the company's benefit plans.

(2) The shares of preferred stock held by the ESOP represent approximately 8% of the company's voting securities outstanding as of December 31, 1999. For further information regarding the Series D preferred stock, see footnote
    (1) above.

                     EXECUTIVE COMPENSATION COMMITTEE REPORT

    The Executive Compensation Committee of the board of directors approves the individual salaries and compensation programs for executive officers. Some of the company's executive officers are employed by Boise Cascade Office Products Corporation ("BCOP") and receive their compensation from BCOP. BCOP's Compensation Committee approves the compensation programs and salaries for these officers. The following report explains the basis for the committee's compensation decisions during 1999.

    The company's salary policy provides for compensation at competitive levels for all employees. Our executive compensation program is designed to:

    - attract, motivate, reward, and retain the broad-based management talent critical to achieving the company's business goals;

    - link a portion of each executive officer's compensation to the performance of both the company and the individual executive officer; and

    - encourage ownership of company common stock by executive officers.

    To ensure that compensation levels remain competitive, the company reviews various reports and other information on the executive compensation practices of 59 other companies within the paper and forest products industry. These companies are selected primarily because comparable levels of responsibility can be identified for executives within those companies. Of these, 10 are included in the paper and forest products company index contained in the performance graph following this report.

    The company also collects information on the compensation practices of approximately 383 Fortune 500 manufacturing companies. Together, these paper and forest products industry and manufacturing companies are referred to as "peer group" companies in this report. In addition to the peer group companies' compensation information, the company and committee use information regarding executive compensation programs provided by human resource consulting firms, including in 1999, Hewitt Associates, Management Compensation Group, and Stern Stewart & Co.

    The company's executive compensation program has four principal components:

    - base salary;

    - annual variable incentive compensation;

    - stock options; and

    - other compensation plans.

During 1999, the cash-based annual variable (at-risk) incentive component linked executive compensation directly to the company's financial performance, and the stock option component tied executive compensation to growth in its stock value.

    The company's compensation plans reflect the committee's intent that the compensation paid to executive officers will qualify for federal income tax deduction by the company. Executive compensation decisions, however, necessarily involve some subjective judgment. The committee reserves the authority to make compensation payments that may not be deductible under federal tax law.

BASE SALARY

    A salary guideline is established for each salaried position in the company, including each executive officer position. The midpoint of each salary guideline approximates the average salary, adjusted for company size (in sales), of equivalent positions at the peer group companies. Annual base salary is designed to compensate executives for their level of responsibility, sustained individual performance, and performance of the business or staff unit which the executive heads. Business or staff unit performance is measured by economic value added, return on total capital, effective environmental management, achievement of sales or production targets, effectiveness of cost-containment measures, implementation of Total Quality process improvements, and other factors relevant to the specific position. In weighing these factors, the committee must make inherently subjective judgments.

    Each year, the committee reviews the criteria discussed above and establishes the chief executive officer's base salary. The chief executive officer's performance is formally reviewed against a written performance plan. In 1998, the committee set Mr. Harad's base salary at $800,004 per year. In 1999, the committee granted stock options under the stock option plan in lieu of salary increases to the company's executive officers. Mr. Harad received a grant of an option to purchase 23,400 shares of the company's common stock in lieu of a salary increase in 1999, as reflected in the Summary Compensation and Stock Option Tables.

    Mr. Harad's salary reflects his 29 years of experience with the company, his responsibilities as chief executive officer, and his role in the company's strategic positioning, cost-effectiveness programs, and Total Quality evolution. Mr. Harad's salary is approximately 7.2% below the midpoint of the designated salary guideline ($862,000) for the company's chief executive officer.

ANNUAL VARIABLE INCENTIVE COMPENSATION

    The committee establishes objective performance criteria for the variable incentive compensation program. This program applies to all of the company's salaried employees. The committee oversees administration of the plan covering executive officers.

    The criteria for the program specify percentages of the participants' compensation to be paid as additional cash compensation based on improvements in the company's "economic value added." Economic value added is determined by calculating the company's operating profit and then subtracting a pretax charge for the capital used to generate that profit. Studies indicate that, for the company, increases in economic value added have a high positive correlation to increases in shareholder value over time.

    The committee establishes target payouts for each participating position. The target payout for the chief executive officer, over a complete business cycle, should average approximately 70% of the chief executive officer's base salary, assuming the company performs satisfactorily. The actual payout under the plan varies from year to year depending on the company's financial performance for the year. Target payout amounts for executive officers and other plan participants also vary, depending on the participants' level of responsibility and on competitive compensation practices.

    Under the 1999 program, Mr. Harad received a payment equal to 91.57% of his base salary, as reported in the Summary Compensation Table.

    Based on our 1999 review of competitive compensation data covering the peer group companies, the committee determined that certain of the target payouts under the company's annual variable incentive compensation program required adjustment, beginning with the 1999 plan year. The committee awarded a special discretionary incentive payment for individuals who were executive officers as of January 1, 1999, to reflect this adjustment.

    The Summary Compensation Table reflects amounts paid under this variable incentive program.

STOCK OPTIONS

    The purpose of the stock option plan is to further align management's interests with the company's long-term performance and, therefore, the long-term interests of the shareholders. The committee grants stock options to executive officers and other key managers. It administers this plan and generally grants stock options to plan participants each year. Stock options were granted under this plan in 1999, in addition to the stock options granted in lieu of salary increases for the company's executive officers. Since the exercise price of all grants represents the fair market value of the common stock when granted, the options have no value unless the common stock price exceeds the exercise price of the options.

    The committee determines the number of stock options to grant by:

    - analyzing peer group companies' competitive compensation;

    - considering consultants' recommendations; and

    - taking each individual's salary guideline and responsibilities into account.

The committee may also consider the number and exercise price of options granted to an individual in the past. Corporate or business unit measures are not used to determine the size of individual option grants.

    The stock option plan limits the number of shares issued to any individual over the life of the plan to 15% of the total number of shares authorized by shareholders for issuance under the plan. This provision reflects the committee's view that the plan is intended to provide long-term incentive compensation to a relatively broad spectrum of the company's management.

    During 1999, Mr. Harad was granted options to purchase 162,300 shares of the company's common stock (including 23,400 common stock options in lieu of a salary increase). In determining the number of shares to include in Mr. Harad's grant, the committee considered:

    - information about stock option grants to chairpersons and chief executive officers of the peer group companies;

    - the company's financial performance;

    - the number of shares granted to other chief executive officers and the value of those options;

    - the size of grants offered to the company's other executive officers;

    - the value of the expected salary increase Mr. Harad would otherwise have received; and

    - the number and exercise price of shares previously granted to Mr. Harad.

STOCK OWNERSHIP GUIDELINES AND STOCK UNIT PURCHASES

    In 1999, the committee established stock ownership guidelines for executive officers. These guidelines are intended to increase the officers' equity stake in the company and more closely align their interests with those of our shareholders. These voluntary guidelines provide that, over time:

    - the chief executive officer should acquire stock ownership equal to three times his base salary;

    - the senior vice presidents should acquire stock ownership equal to twice their base salary; and

    - the vice presidents should acquire stock ownership equal to their base salary.

    The guidelines are not applicable to officers of Boise Cascade Office Products Corporation.

    After only a year of implementation, all of our executive officers made significant progress toward meeting the stock ownership guidelines. Approximately 75% of the company's officers have already met or exceeded their goals.

    In 1999, the committee also amended the company's Key Executive Performance Plan for Executive Officers and the 1995 Executive Officer Deferred Compensation Plan. These amendments permit executive officers to purchase stock units with some or all of their compensation deferred under these plans. As an incentive to encourage stock ownership, the company matches any deferrals used to purchase stock units with additional stock units, which are subject to a vesting schedule. The plans provide for the payout of the deferred stock units in shares of our common stock when an officer retires or terminates employment. The stock units are included in the stock ownership table on page 11 and are described more fully on page 30 under management's proposal requesting shareholder approval for the amendments to the plans.

OTHER COMPENSATION PLANS

    The company's executive officers are entitled to receive additional compensation in the form of payments, allocations, or accruals under various other compensation and benefit plans. The plans are described more fully in the footnotes to the Summary Compensation Table and on page 22 under "Other Benefit Plans." Each of these plans is an integral part of the company's compensation program.

EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    A. William Reynolds, Chairman
    Anne L. Armstrong
    Philip J. Carroll
    Edward E. Hagenlocker
    Gary G. Michael
    Francesca Ruiz de Luzuriaga
    Ward W. Woods, Jr.

                                PERFORMANCE GRAPH

    The following graph compares the five-year cumulative total return (assuming dividend reinvestment) for the Standard & Poor's 500 index, the Standard & Poor's paper and forest products company index, and Boise Cascade.

                                     [LOGO]

                                                           BASE
                                                          PERIOD     RETURN     RETURN     RETURN     RETURN     RETURN
COMPANY/INDEX NAME                                         1994       1995       1996       1997       1998       1999
------------------------------------------------------------------------------------------------------------------------
Boise Cascade Corp.....................................    $100     $131.06    $122.65    $118.94    $124.28    $164.98
Paper & Forest Products................................     100      110.10     121.79     130.59     133.18     186.22
S&P 500 Index..........................................     100      137.58     169.17     225.60     290.08     351.12
------------------------------------------------------------------------------------------------------------------------

                               COMPENSATION TABLES

    The following tables present compensation information for our chief executive officer and the four next most highly compensated executive officers during 1999.

    This table sets forth compensation earned during each of the last three years.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------------
                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                       ANNUAL COMPENSATION                      AWARDS
                                           --------------------------------------------   ------------------
                                                                           OTHER              SECURITIES
                                                                           ANNUAL             UNDERLYING           ALL OTHER
                                           SALARY ($)   BONUS ($)     COMPENSATION ($)     OPTIONS/SARS (#)     COMPENSATION ($)
NAME AND PRINCIPAL POSITION       YEAR        (2)          (3)              (4)                  (5)                  (6)
---------------------------------------------------------------------------------------------------------------------------------
George J. Harad,                  1999      $800,004     $732,564          $   --              162,300              $123,522
Chairman and Chief Executive      1998       791,628      751,284           1,891              102,800                98,029
  Officer                         1997       757,377      623,548              --               85,000                69,756

Christopher C. Milliken,          1999       435,000      236,295              --                    0(1)             32,997
Senior Vice President (1)         1998       371,250      202,722              --                    0                26,050
                                  1997       233,757       87,840              --                    0                22,042

N. David Spence,                  1999       342,000      246,069              --               32,700                56,235
Senior Vice President and         1998       338,502      206,465           3,054               23,100                50,421
  General Manager, Paper          1997       324,006      171,548             135               23,800                43,207
  Division

Theodore Crumley,                 1999       338,669      250,386              --               50,400                51,726
Senior Vice President and         1998       328,503      200,431              --               28,700                45,470
  Chief Financial Officer         1997       312,900      166,314              --               24,300                40,418

John W. Holleran,                 1999       290,938      222,757              --               45,100                41,675
Senior Vice President, Human      1998       274,206      167,592             159               23,100                34,800
  Resources, and General          1997       260,502      138,072             317               19,900                28,455
  Counsel
---------------------------------------------------------------------------------------------------------------------------------

(1) All of Mr. Milliken's 1999 compensation was paid by Boise Cascade Office Products Corporation with the exception of certain accruals of above-market interest on executive officer deferred compensation plans maintained by the company and to which he contributed prior to 1996. During 1999, Mr. Milliken was not granted an option to purchase shares of Boise Cascade's common stock but was granted an option by the Compensation Committee of the Boise Cascade Office Products Corporation board of directors to purchase 118,000 shares of Boise Cascade Office Products Corporation's common stock under its Key Executive Stock Option Plan.

(2) Includes amounts deferred under the company's SSRP and Executive Officer Deferred Compensation Plans and, for Mr. Milliken, amounts deferred under the Boise Cascade Office Products Corporation Deferred Compensation Plans.

(3) Payments, if any, under the company's and Boise Cascade Office Products Corporation's variable incentive compensation program. See "Annual Variable Incentive Compensation" on page 15.

(4) The amounts shown in this column reflect the amount of federal income tax incurred by the named executive and paid by the company or Boise Cascade Office Products Corporation relating to various executive officer benefits. The cost incurred by the company during these years for various other perquisites provided to each of the named executive officers is not included in this column, because the amount did not exceed the lesser of $50,000 or 10% of the executive's compensation during each year.

(5) Grants under the company's Key Executive Stock Option Plan.

(6) Amounts disclosed in this column include the following:

    -------------------------------------------------------------------------------------------------------------------
                                                 COMPANY             ACCRUALS OF
                                                 MATCHING           ABOVE-MARKET           COMPANY          COMPANY-
                                              CONTRIBUTIONS          INTEREST ON         ALLOCATIONS          PAID
                                                  TO THE          EXECUTIVE OFFICER        TO THE            PORTION
                                            EXECUTIVE OFFICER         DEFERRED            EMPLOYEE        OF EXECUTIVE
                                                 DEFERRED           COMPENSATION       STOCK OWNERSHIP    OFFICER LIFE
                                               COMPENSATION             PLANS               PLAN            INSURANCE
    NAME                          YEAR     OR SSRP PLANS ($)(*)     BALANCES ($)             ($)          PROGRAMS ($)
    -------------------------------------------------------------------------------------------------------------------
    George J. Harad...........    1999           $65,154               $35,299             $  500            $22,569
                                  1998            59,347                25,762                800             12,120
                                  1997            37,267                15,914              1,800             14,775

    Christopher C. Milliken...    1999            18,961                10,588                  0              3,448
                                  1998            13,773                 8,072                  0              4,205
                                  1997            12,993                 6,356                  0              2,693

    N. David Spence...........    1999            23,036                20,796                395             12,008
                                  1998            21,422                14,668                592             13,739
                                  1997            15,358                 9,708              1,242             16,899

    Theodore Crumley..........    1999            22,642                15,474                500             13,110
                                  1998            20,782                10,600                800             13,288
                                  1997            14,811                 7,023              1,800             16,784

    John W. Holleran..........    1999            19,258                13,430                500              8,487
                                  1998            17,316                 9,126                780              7,578
                                  1997            12,343                 5,473              1,665              8,974
    -------------------------------------------------------------------------------------------------------------------

    (*) The company's Executive Officer Deferred Compensation Plans and Boise
       Cascade Office Products Corporation's Deferred Compensation Plans are unfunded plans pursuant to which executive officers may irrevocably elect to defer receipt of a portion (6% to 20%) of their base salary until termination of employment or beyond. Amounts deferred through December 31, 1999, are generally credited with imputed interest at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds or, under the company's 1995 Executive Officer Deferred Compensation Plan, with either imputed interest or stock units. Each stock unit is equal in value to one share of the company's common stock. The company makes an additional contribution to each participant's stock unit account equal to 25% of the participant's contribution. Amounts reflected in this column do not include the company's contribution to the listed officers' stock unit accounts. Company contributions are set out in the Long-Term Incentive Plans table on page 22. The company's SSRP, in which employees of Boise Cascade Office Products Corporation may also participate, is a profit-sharing plan qualified under Section 401(a) of the Internal Revenue Code which contains a cash or deferred arrangement meeting the requirements of Section 401(k) of the Code.

STOCK OPTION TABLES

    This table details the 1999 option grants under our Key Executive Stock Option Plan ("KESOP") to the five executives named in the Summary Compensation Table, as well as to all executive officers as a group and nonofficer employees as a group.

                           OPTION/SAR GRANTS IN 1999

--------------------------------------------------------------------------------------------------------------------
                                                                                                       GRANT DATE
                                                           INDIVIDUAL GRANTS                             VALUE
                                      -----------------------------------------------------------   ----------------
                                        NUMBER OF
                                        SECURITIES        PERCENT OF
                                        UNDERLYING      TOTAL OPTIONS/     EXERCISE
                                       OPTIONS/SARS     SARS GRANTED TO     OR BASE                    GRANT DATE
                                         GRANTED         EMPLOYEES IN        PRICE     EXPIRATION   PRESENT VALUE(3)
NAME                                       (#)            FISCAL YEAR      ($/SH)(2)      DATE            ($)
--------------------------------------------------------------------------------------------------------------------
George J. Harad.....................      23,400              2.30%        $29.3750     2/12/09        $  182,988
                                         138,900             13.67          38.0625     7/30/09         1,558,458

Christopher C. Milliken (1).........           0                --                0       --                    0

N. David Spence.....................       3,700              0.36          29.3750     2/12/09            28,934
                                          29,000              2.85          38.0625     7/30/09           325,380

Theodore Crumley....................       5,400              0.53          29.3750     2/12/09            42,228
                                          45,000              4.43          38.0625     7/30/09           504,900

John W. Holleran....................       7,600              0.75          29.3750     2/12/09            59,432
                                          37,500              3.69          38.0625     7/30/09           420,750

                                                                                        2/12/09-
Executive officers as a group.......     565,400             55.64            36.82     7/30/09         6,072,396

Nonofficer employees as a group.....     450,800             44.36          38.0625     7/30/09         5,057,976
--------------------------------------------------------------------------------------------------------------------

(1) During 1999, Mr. Milliken was not granted an option to purchase shares of Boise Cascade's common stock but was granted an option, by the Compensation Committee of the Boise Cascade Office Products Corporation board of directors, to purchase 118,000 shares of Boise Cascade Office Products Corporation's common stock under its Key Executive Stock Option Plan at an exercise price of $12.8125/share. This option had a present value at the grant date (using the Black-Scholes valuation model with assumptions of risk-free interest rate of 5.05%, expected option term of 4.2 years, and stock price volatility of 35%) of $540,440 (BCOP common stock currently pays no dividends). This grant represents 11.44% of the percent of total option grants to BCOP employees during 1999.

(2) Under the KESOP, the exercise price must be the fair market value at the date of grant. Options granted under this plan during 1999 were fully vested when granted. However, except under limited circumstances, the options are not exercisable until one year after the date of the grant. Under the plan, no options may be granted after July 24, 2004. The exercise price of options granted to executive officers as a group is the weighted average of options granted during 1999.

(3) "Grant Date Value" has been calculated using the Black-Scholes model of option valuation, with assumptions of: (a) a risk-free interest rate of 5.8%, (b) expected stock price volatility of 30%, (c) expected option term of 4.2 years, and (d) expected dividends of $.60/share. Based on this model, the calculated values of the options on February 11, 1999, and July 29, 1999 (grant dates), are $7.82 and $11.22 per share granted. This value does not necessarily represent the amount an option holder may ultimately realize upon exercise of an option.

    The following table sets forth the shares acquired and gross value (without adjustment for personal income taxes and fees, if any) realized by the top five executives when they exercised their stock options during 1999 and also states the year-end gross value of unexercised stock options held by these executives.

       AGGREGATE OPTION/SAR EXERCISES FOR 1999 AND 1999 OPTION/SAR VALUES

-------------------------------------------------------------------------------------------------------------------
                                                                                 NUMBER OF
                                                                                 SECURITIES           VALUE OF
                                                                                 UNDERLYING         UNEXERCISED
                                                                                UNEXERCISED         IN-THE-MONEY
                                                                              OPTIONS/SARS AT       OPTIONS/SARS
                                                                                12/31/99 (#)      AT 12/31/99 ($)
                                            SHARES ACQUIRED       VALUE         EXERCISABLE/        EXERCISABLE/
NAME                                         UPON EXERCISE     REALIZED (1)    UNEXERCISABLE     UNEXERCISABLE (2)
-------------------------------------------------------------------------------------------------------------------
George J. Harad...........................       12,000         $   31,500    581,200/162,300    $6,153,400/598,894
Christopher C. Milliken...................            0                  0          0/      0             0/      0
N. David Spence...........................            0                  0    136,400/ 32,700     1,233,150/111,850
Theodore Crumley..........................        1,300              3,413    138,900/ 50,400     1,227,438/169,763
John W. Holleran..........................            0                  0    116,100/ 45,100     1,180,188/175,956
-------------------------------------------------------------------------------------------------------------------

(1) The "value realized" represents the difference between the option's exercise price and the value of the company's common stock at the time of exercise.

(2) This column indicates the aggregate amount, if any, by which the common stock share price on December 31, 1999, $40.50, exceeded the options' exercise price.

LONG-TERM INCENTIVE PLANS TABLE

    This table details the stock units contributed by the company during 1999 under our 1995 Executive Officer Deferred Compensation Plan ("DCP") and Key Executive Performance Plan ("KEPP") to the five executives named in the Summary Compensation Table. The company's contribution is equal to 25% of each participant's contribution to the plans. Each stock unit is equal in value to the market value of one share of the company's common stock. Stock units accumulate "dividends" similar to normal stock ownership. These dividends are included in the figures set out in this table.

                   LONG-TERM INCENTIVE PLANS--AWARDS IN 1999

-----------------------------------------------------------------------------------------------------------------
                                                                                                    PERFORMANCE
                                                                 NUMBER OF         NUMBER OF        PERIOD UNTIL
NAME                                                          UNITS--DCP (1)    UNITS--KEPP (2)    MATURATION (3)
-----------------------------------------------------------------------------------------------------------------
George J. Harad.............................................       1,744               0             1999-2003
Christopher C. Milliken.....................................           0               0                    --
N. David Spence.............................................         544               0             1999-2003
Theodore Crumley............................................         309               0             1999-2003
John W. Holleran............................................         558               0             1999-2003
-----------------------------------------------------------------------------------------------------------------

(1) The company's DCP is an unfunded plan pursuant to which executive officers may irrevocably elect to defer receipt of a portion (6% to 20%) of their base salary until termination of employment or beyond. Amounts deferred through December 31, 1999, are generally credited with imputed interest at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds or stock units.

(2) The company's KEPP is an unfunded variable compensation plan pursuant to which executive officers may irrevocably elect to defer all or a portion of any payout. Deferred amounts are either credited with nominal interest at a rate determined annually by the company (not less than the prime rate offered by the Bank of America NT & SA each January 1) or credited with stock units.

(3) These stock units vest 20% per year over a five-year period. They may be paid out (in shares of company common stock) only after a participant's employment with the company has ended.

                               OTHER BENEFIT PLANS

DEFERRED COMPENSATION

    Under our 1982 Executive Officer Deferred Compensation Plan, executive officers elected before January 1, 1987, could defer between 6% and 10% of their total compensation earned during a period of four years. In addition, each participant could elect to have an amount up to 3.6% of his or her compensation imputed to deferrals under the plan in lieu of matching contributions to the Savings and Supplemental Retirement Plan ("SSRP"). This plan is not funded, and its cost is largely offset by participant salary deferrals.

    The benefit payable to each participant under this plan upon retirement at age 65 is determined by the amount of salary deferred, any amount we have contributed, and the number of years to normal retirement age at the time of contribution. We pay the benefits in equal monthly installments up to 15 years. Participants may also elect to receive their accrued balance in a lump sum, but they will incur a 10% penalty and will be suspended from making contributions to any of our deferred compensation plans for a period of 12 months.

    The following table outlines the contributions and benefits under this plan for the named individual participating in the plan as of December 31, 1999.

----------------------------------------------------------------------------------------------------------------
                                                                 PROJECTED
                                                              YEARS OF SERVICE
                                                              UPON ATTAINMENT    PARTICIPANT'S   ANNUAL BENEFIT
NAME                                                             OF AGE 65         DEFERRAL         AT AGE 65
----------------------------------------------------------------------------------------------------------------
George J. Harad.............................................         38             $87,225         $118,120
----------------------------------------------------------------------------------------------------------------

PENSION PLAN

    The estimated annual benefits payable upon retirement at age 65 under this plan for specified high-five-year average remuneration and years-of-service classifications are set out in the following table.

                               PENSION PLAN TABLE

---------------------------------------------------------------------------------------------
                                                  YEARS OF SERVICE
                        ---------------------------------------------------------------------
    REMUNERATION           15          20          25          30          35          40
---------------------------------------------------------------------------------------------
     $  200,000         $ 37,500    $ 50,000    $ 62,500    $ 75,000    $ 87,500    $100,000
        250,000           46,875      62,500      78,125      93,750     109,375     125,000
        300,000           56,250      75,000      93,750     112,500     131,250     150,000
        400,000           75,000     100,000     125,000     150,000     175,000     200,000
        500,000           93,750     125,000     156,250     187,500     218,750     250,000
        600,000          112,500     150,000     187,500     225,000     262,500     300,000
        700,000          131,250     175,000     218,750     262,500     306,250     350,000
        800,000          150,000     200,000     250,000     300,000     350,000     400,000
        900,000          168,750     225,000     281,250     337,500     393,750     450,000
      1,000,000          187,500     250,000     312,500     375,000     437,500     500,000
---------------------------------------------------------------------------------------------

    The pension plan entitles each vested employee, including executive officers, to receive a pension benefit at normal retirement equal to 1 1/4% of the highest average of any five consecutive years of compensation (as defined in the plan) out of the last ten years of employment, multiplied by the employee's years of service.

    Boise Cascade Office Products Corporation is a participating employer in our pension plan.

    Under the plan, "compensation" is the employee's base salary plus any amounts earned under the company's and Boise Cascade Office Products Corporation's variable incentive compensation programs (only "Salary" and "Bonus" from the Summary Compensation Table). As of December 31, 1999, the highest average of annual compensation during any five consecutive years for 1990 through 1999 and the years of service for the named executives are as follows:

-----------------------------------------------------------------------------------------------
NAME                                                           COMPENSATION    YEARS OF SERVICE
-----------------------------------------------------------------------------------------------
George J. Harad.............................................    $1,261,612            29
Christopher C. Milliken.....................................       422,224            22
N. David Spence.............................................       476,805            23
Theodore Crumley............................................       457,010            29
John W. Holleran............................................       368,879            21
-----------------------------------------------------------------------------------------------

    As shown in the Pension Plan Table above, benefits are computed on a straight-life annuity basis and are not offset by social security or other retirement-type benefits. An employee is 100% vested in his or her pension benefit after five years of service, except for certain breaks in service. If an employee is entitled to a greater benefit under the plan's formula than the Internal Revenue Code allows for tax-qualified plans, the excess benefits will be paid from the company's general assets under the unfunded Supplemental Pension Plan. The benefit under the qualified pension plan is reduced by compensation deferred under any nonqualified deferred compensation plan. The Supplemental Pension Plan will also provide payments to the extent that participation in these deferred compensation plans has the effect of reducing an individual's pension benefit under the qualified plan.

    In the event of a change in control (as defined in the plan), the plan restricts our ability or our successor's ability to recoup surplus plan assets, if any exist. In general, after a change in control, the participants and beneficiaries will receive the plan's surplus assets, if any, on a pro rata basis if the plan is terminated, merged or consolidated with another plan, or the assets are transferred to another plan. After a change in control, a majority (in both number and interest) of plan participants and beneficiaries must consent to amend this provision.

SUPPLEMENTAL EARLY RETIREMENT PLAN

    The Supplemental Early Retirement Plan applies to executive officers:

    - 55 years old or older;

    - who have ten or more years of service;

    - who have served as an executive officer for at least five full years; and

    - who retire before age 65.

    Eligible officers receive an early retirement benefit prior to age 65 equal to the benefit calculated under the Pension Plan for Salaried Employees without reduction due to the officer's early retirement.

EXECUTIVE OFFICER AGREEMENTS

    Our executive officers have agreements that formalize their severance benefits if the executive officer is terminated after a change in control of the company (as defined in the agreement). The agreements provide certain severance benefits and protect other benefits that the officers have already earned or reasonably expect to receive under our employee benefit plans. The officer will receive the benefits provided under the agreement if, after a change in control, the officer's employment is terminated other than for cause or disability (as defined in the agreement) or if the officer terminates employment after actions, specified in the agreement, which adversely affect the officer are taken. Under the agreement, the officer must remain employed with us for six months following the first potential change in control.

    These agreements help ensure that we will have the benefit of these officers' services without distraction in the face of a potential change in control. The board of directors believes that the agreements are in the best interests of our shareholders and the company.

    The benefits under the agreements include:

    - the officer's salary through the termination date;

    - severance pay equal to three times the officer's annual base salary and target incentive pay, less any severance pay that the officer receives under the Severance Pay Policy for Executive Officers, which is currently the amount of the officer's annual base salary;

    - vacation pay according to our Vacation Policy;

    - any earned but unpaid bonus under the Key Executive Performance Plan (or any substitute plan) for the year preceding termination;

    - an award under the Key Executive Performance Plan (or any substitute plan) equal to the greater of:

       (a) the officer's target award prorated through the month in which the officer is terminated; or

       (b) the actual award through the end of the month prior to termination based upon the award criteria for the applicable plan, prorated through the month in which the officer is terminated;

    - benefits under the Supplemental Early Retirement Plan; and

    - certain additional retirement and other employee benefits.

The agreements provide four additional benefits. First, we will maintain for up to one year all employee benefit plans and programs in which the officer was entitled to participate immediately prior to termination or we will substitute similar arrangements. Second, we will maintain our participation in the Split-Dollar Life Insurance Plan until the officer's insurance policy under that plan is fully paid. Third, we will pay legal fees and expenses that the officer incurs to enforce his or her rights or benefits under the agreement. Fourth, we will increase the officer's total payments under the agreement to cover any excise taxes imposed by the Internal Revenue Service as a result of such payments.

    The estimated amount of payments and other benefits (not including legal fees, if any) each named executive officer would receive under the agreement based on 1999 compensation figures (in excess of the benefits to which the officer is entitled without the agreement) is:

-  George J. Harad..........................................  $4,740,222
-  Christopher C. Milliken
   (from Boise Cascade Office Products Corporation).........   3,313,484
-  N. David Spence..........................................   1,713,093
-  Theodore Crumley.........................................   2,986,679
-  John W. Holleran.........................................   1,999,774

(Payments which would be made subsequent to the termination date have been discounted as of December 31, 1999, at a rate of 7.12%, according to the requirements of Section 280G of the Internal Revenue Code.) Actual payments made under the agreements at any future date would vary, depending in part upon what the executive has accrued under the variable compensation plans and benefit plans and upon the market price of our common stock.

    Each agreement is effective until December 31, 2002. The agreements are automatically extended each January 1 for a new three-year period, unless we notify the officers by September 30 of the preceding year that we do not wish to extend the agreements.

DEFERRED COMPENSATION AND BENEFITS TRUST

    The company has established a deferred compensation and benefits trust. This trust is intended to ensure that participants and beneficiaries under our nonqualified and unfunded deferred compensation plans and the executive officer agreements will receive the benefits they have earned in the event of a change in control of the company (as defined in the plans and the agreements). The trust will not increase the benefits to which any individual participant is entitled under the covered plans and agreements. If a potential change in control occurs, the trust will be revocably funded. If an actual change in control occurs, the trust will be irrevocably funded and will pay benefits to participants in accordance with the plans and agreements. The trustee will receive fees and expenses either from us or from the trust assets. If the company becomes bankrupt or insolvent, the trust assets will be accessible to the claims of the company's creditors.

INDEMNIFICATION

    To the extent that Delaware law permits, we will indemnify our directors and officers against liabilities they incur in connection with actual or threatened proceedings to which they are or may become parties and which arise from their status as directors and officers. We insure, within stated limits, the directors and officers against these liabilities. The aggregate premium on the insurance policies for 1999 was $597,928.

                AMENDMENT OF 1984 KEY EXECUTIVE STOCK OPTION PLAN

HISTORY AND OPERATION OF THE KESOP

    Under the KESOP, the Executive Compensation Committee of the board of directors may grant options to key employees, including executive officers, to purchase shares of the company's common stock. Nonemployees are not eligible for grants under this plan. In 1999, 18 executive officers and 167 other key employees received option grants under the plan.

    Since the plan was adopted in 1983, options have been granted to purchase a total of 11,496,034 shares of our common stock. Since then, 5,111,186 shares have been purchased through the exercise of options, 2,029,905 options have expired unexercised, and 4,354,943 shares remain subject to option. We have 337,605 shares currently available for future stock option grants under the plan.

    Options under the KESOP must be granted at the fair market value of the company's common stock on the date of grant. As of February 28, 2000, the closing price of our common stock on the New York Stock Exchange was $29.1875 per share. The plan does not permit "repricing" of previously granted options. No incentive stock options or tax offset bonuses have been granted under the plan. All previously granted stock appreciation rights were canceled effective May 1, 1991, and no stock appreciation rights have been granted since then.

    Employees exercising an option may pay the exercise price in the form of:

    - cash;

    - Boise Cascade stock which has a fair market value equal to the exercise price;

    - the proceeds of a loan authorized by the Executive Compensation Committee; or

    - any combination of the above methods (including a "cashless" broker-assisted process).

    The board of directors may amend the KESOP at any time and may make adjustments to the KESOP and outstanding options, without your approval, to reflect a stock split, stock dividend, recapitalization, merger, consolidation, or other corporate events. Shareholders, however, must approve amendments which:

    - change the number of shares subject to this plan;

    - change employee eligibility requirements;

    - change the method of pricing options on the grant date;

    - allow any member of the committee to receive an option;

    - change the manner of computing the amount to be paid through a stock appreciation right;

    - materially increase the cost of the KESOP to the company or the benefits to participants; or

    - extend the period for granting options or stock appreciation rights.

    Options may not be granted under the KESOP after July 24, 2004. The plan, however, will remain in effect until all stock subject to the plan has been purchased through the exercise of options granted under the plan.

PROPOSED PLAN AMENDMENT

    This amendment increases the number of shares available under the plan by 1,800,000 shares.

    The board believes this amendment is essential to maintain our balanced and competitive total compensation program. Without this amendment, we would not have sufficient shares available under the plan to provide for continued option grants in 2000 and beyond, consistent with the purpose of the plan and our normal compensation practices. We use the KESOP to relate a portion of our key employees' total compensation directly to improvement in shareholder value. The KESOP also supports our ability to attract and retain highly qualified managers in key positions. In order to maintain the continuity and consistency of the program, as well as to minimize administrative costs and complexity, the board recommends amending the plan to authorize additional shares rather than adopting and implementing an entirely new plan.

    This amendment will not be effective unless it is approved by our shareholders.

FEDERAL INCOME TAX CONSEQUENCES

    Under current federal law, an employee granted a stock option under the KESOP has no income tax consequences at that time. If the employee exercises an option, then at that time he or she will realize ordinary income equal to the difference between the value of the common stock and the exercise price. In general, shares acquired by exercising an option have a basis equal to the market value of the stock on the date of exercise. When an employee exercises an option, the company is entitled to a federal income tax deduction in the same amount as the employee's realized income.

ADDITIONAL INFORMATION

    We cannot determine the amount of options under the KESOP that will be granted in 2000 to specific officers, officers as a group, or nonofficer employees as a group. The plan, however, does not permit grants to any one individual, during the life of the plan, of options to purchase more than 15% of the total number of shares authorized for issuance under the plan. You can find more information regarding options granted and exercised under the KESOP on page 20 under "Stock Option Tables." The tables show the stock options granted under the KESOP to our employees and executive officers in 1999. These amounts would not have been different under the proposed amendment. A copy of the plan is on file with the Securities and Exchange Commission.

                     AMENDMENT OF DIRECTOR STOCK OPTION PLAN

HISTORY AND OPERATION OF THE DSOP

    Under the DSOP, options to purchase shares of the company's common stock are granted automatically each year on July 31 to our nonemployee directors. Directors appointed after July 31 will also receive a grant when they join our board. In 1999, 14 directors received option grants under the plan.

    Since the plan was adopted in 1994, options have been granted to purchase a total of 91,500 shares of our common stock. Since then, 5,500 shares have been purchased through the exercise of options, 2,000 options have expired unexercised, and 84,000 shares remain subject to option. We have 10,500 shares currently available for future stock option grants under the plan.

    Options under the DSOP must be granted at the fair market value of the company's common stock on the date of grant. As of February 28, 2000, the closing price of our common stock on the New York Stock Exchange was $29.1875 per share. The plan does not permit "repricing" of previously granted options.

    Directors exercising an option may pay the exercise price in the form of:

    - cash;

    - Boise Cascade stock which has a fair market value equal to the exercise price;

    - the proceeds of a loan authorized by the company; or

    - a "cashless" broker-assisted method.

    The board of directors may amend the DSOP at any time and may make adjustments to the DSOP and outstanding options, without your approval, to reflect a stock split, stock dividend, recapitalization, merger, consolidation, or other corporate events. The board may also increase or decrease the number of option shares to be granted, provided they do so at least six months prior to July 31. Shareholders, however, must approve amendments which:

    - change the number of shares subject to this plan;

    - change director eligibility requirements;

    - change the price of options; or

    - materially increase the cost of the DSOP to the company or the benefits to participants.

    Options may not be granted under the DSOP after December 16, 2004. The plan, however, will remain in effect until all stock subject to the plan has been purchased through the exercise of options granted under the plan or until all unexercised options have expired.

PROPOSED PLAN AMENDMENT

    This amendment increases the number of shares available under the plan by 100,000 shares.

    The board believes this amendment is essential to maintain our balanced and competitive director compensation program. Without this amendment, we would not have sufficient shares available under the plan to provide for continued option grants in 2000 and beyond, consistent with the purpose of the plan and our director compensation practices. We use the DSOP to relate a portion of our directors' total compensation directly to improvement in shareholder value. In order to maintain the continuity and consistency of the program, as well as to minimize administrative costs and complexity, the board recommends amending the plan to authorize additional shares rather than adopting and implementing an entirely new plan.

    This amendment will not be effective unless it is approved by our shareholders.

FEDERAL INCOME TAX CONSEQUENCES

    Under current federal law, a director granted a stock option under the DSOP has no income tax consequences at that time. If the director exercises an option, then at that time he or she will realize ordinary income equal to the difference between the value of the common stock and the exercise price. In general, shares acquired by exercising an option have a basis equal to the market value of the stock on the date of exercise. When a director exercises an option, the company is entitled to a federal income tax deduction in the same amount as the director's realized income.

ADDITIONAL INFORMATION

    The size of the option grant for each nonemployee director has been set at 2,000 shares for 2000, or a total of 26,000 shares for nonemployee directors as a group. We cannot determine the amount of options under the DSOP that may be granted after July 31, 2000, to newly elected directors, if any. You can find more information regarding options granted under the DSOP on page 11 under "Stock Ownership." Footnote 1 to the "Ownership of Boise Cascade Corporation Stock" table indicates the number of stock options held under the DSOP by our directors. The stock options to be granted on July 31, 2000, would not have been different under the proposed amendment. A copy of the plan is on file with the Securities and Exchange Commission.

       REAPPROVAL OF KEY EXECUTIVE PERFORMANCE PLAN FOR EXECUTIVE OFFICERS

HISTORY AND OPERATION OF THE KEPP

    Boise Cascade has maintained variable incentive compensation programs for over 35 years. Our current program covers all our salaried employees. Under the program, a percentage of each participant's base compensation may be paid as additional cash compensation based on year-to-year improvements in our "economic value added." Economic value added is determined by calculating our pretax operating profit and then subtracting a charge for the capital used to generate that profit. The KEPP is the portion of our current incentive program that applies to executive officers.

    The Executive Compensation Committee establishes target payouts for each participating position. These targets vary, depending on the participants' level of responsibility and on competitive compensation practices. Actual payments under the program vary from year to year, depending on our financial performance for the year.

    We cannot determine the amounts which may be awarded to specific officers or officers as a group under the KEPP program in 2000. You can find more information regarding the awards previously earned by our five most highly compensated executive officers on page 19 under the column "Bonus" in the "Summary Compensation Table." The column shows the amounts awarded under the variable incentive compensation program for 1997, 1998, and 1999. All our executive officers, as a group, were awarded $3,187,471 under the KEPP program for 1999. A copy of the plan is on file with the Securities and Exchange Commission.

    No more than $2.5 million may be paid to an executive officer under the plan in any year. If an award exceeds this limit, payment of the excess amount will be automatically deferred. Participants may also elect to defer receipt of all or a portion of awards earned. These deferred amounts become unfunded general obligations of Boise Cascade. Deferred amounts are either credited with nominal interest at a rate determined annually by the company (not less than the prime rate offered by the Bank of America NT & SA each January 1) or credited with stock units (see management's proposal to amend the KEPP on page 30).

    Because the KEPP is designed to provide executives with, among other things, the opportunity to defer receipt of income until their retirement, the KEPP is subject to regulation under the federal Employee Retirement Income Security Act of 1974. In the event of a change in control, as defined in the plan, a trust will pay the previously deferred awards. For more information on this trust, see "Deferred Compensation and Benefits Trust" on page 25.

    The Executive Compensation Committee is responsible for overseeing the administration of the KEPP. The committee may amend or terminate the plan at any time, but any amendment or termination may not adversely affect a participant's earned or accrued benefits.

    Executives who retire, become totally disabled, die, or must end their employment due to various reasons (other than disciplinary) set out in the plan may receive a prorated KEPP award for the year in which they leave. Executive officers who otherwise leave the company, either voluntarily or involuntarily for disciplinary reasons, are not eligible to receive a KEPP award for the year in which they leave.

FEDERAL INCOME TAX CONSEQUENCES

    Cash amounts received by executives under the KEPP are subject to income taxation in the year received. Boise Cascade is entitled to deduct, as compensation expense, amounts paid to executives under this plan.

    Our shareholders first approved the KEPP in 1995 as required by federal tax laws, which also require the KEPP to be reapproved by our shareholders every five years. Shareholder approval ensures we may continue to fully deduct compensation paid to our executive officers under this plan.

      AMENDMENT OF KEY EXECUTIVE PERFORMANCE PLAN FOR EXECUTIVE OFFICERS AND
               1995 EXECUTIVE OFFICER DEFERRED COMPENSATION PLAN

HISTORY AND OPERATION OF THE PLANS AND DEFERRED STOCK UNITS

    The Key Executive Performance Plan for Executive Officers is part of our variable incentive compensation program and is described beginning on page 29.

    We also have deferred compensation programs for our executives. The 1995 Executive Officer Deferred Compensation Plan applies to executive officers. It is an unfunded plan that allows each officer to defer a portion (6% to 20%) of his or her cash compensation. Deferred amounts are either credited with imputed interest (at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds) or credited with stock units.

    Each stock unit is equal in value to one share of our common stock. Payment of benefits under these plans is either in cash or in company common stock.

    As mentioned in the Executive Compensation Committee Report, executive officers have stock ownership guidelines. The plan amendments establishing the deferred stock unit accounts were designed to assist officers in achieving the ownership goals.

    The amendments permit executive officers to purchase stock units with some or all of the compensation they defer under these plans. The company matches any deferrals used to purchase stock units with a 25% premium in additional stock units. Deferred stock units accumulate "dividends" similar to normal stock ownership.

    The executives' deferred stock units, including dividends, are fully vested at all times. The company's match, including dividends, vests at 20% per year and is 100% vested after five years of participation. If an executive voluntarily terminates employment or is terminated for disciplinary reasons prior to the end of the five-year vesting period, the unvested company matching stock units are forfeited. The company matching stock units are fully vested upon involuntary termination due to various reasons, including retirement, death, total and permanent disability, or in the event of a change in control, as defined in the plan. In the event of a change in control, a trust will pay the previously deferred awards. For more information on this trust, see "Deferred Compensation and Benefits Trust" on page 25.

    Subject to your approval, the company will pay out the deferred stock units in shares of our common stock when an officer retires or terminates employment. The payout will be made in a lump sum or over a period of years, depending on what method the executive has chosen under the KEPP or the deferred compensation plan.

    As of December 31, 1999, 17 of our current executive officers were purchasing deferred stock units under these plans.

PROPOSED PLAN AMENDMENTS

    The board believes the addition of the deferred stock unit feature to the Key Executive Performance Plan for Executive Officers and the 1995 Executive Officer Deferred Compensation Plan encourages ownership of our stock by executive officers and will further align our executives' interests with the interests of our shareholders. The total number of shares that may be issued in payment of deferred stock units is 100,000 shares for each plan. No company stock may be issued as a result of the amendments to these plans unless approved by our shareholders.

ADDITIONAL INFORMATION

    We cannot determine the amount of deferred stock units that will be purchased by participating officers in 2000. The deferred stock units purchased in 1999 by specific officers and officers as a group are included in the directors and executive officers stock ownership table on page 11, under footnote 2. Copies of the Key Executive Performance Plan for Executive Officers and the 1995 Executive Officer Deferred Compensation Plan are on file with the Securities and Exchange Commission.

                 SHAREHOLDER PROPOSAL REGARDING CLASSIFIED BOARD

    John Osborn, M.D., 2421 W. Mission, Spokane, Washington 99201, who owns 105 shares of Boise Cascade common stock, has given us notice that he intends to present the following proposal at the annual meeting.

        RESOLVED: That Boise Cascade stockholders urge the Board of Directors take the necessary steps, in compliance with state law, to declassify the Board for the purpose of director elections. The Board declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected.

STATEMENT BY SHAREHOLDER IN SUPPORT OF THE PROPOSAL

    Our company's board is divided into three classes of directors serving staggered three-year terms. This means an individual director faces election only once every three years, and shareholders only vote on roughly a third of the board each year. Some companies contend a declassified [sic] board insures continuity. We think continuity is insured through director reelections.

    When directors are performing well they routinely are reelected with majorities over 95%. We believe that annual elections can pave the way for improved board sensitivity to important shareholder issues. Our board faces some volatile issues. The "headlines" of our company's website attest to this: "Boise Cascade responds to false allegations regarding former Mexico operations" and "Boise Cascade responds to erroneous allegations about Chile business venture." (Oct. 1999)

    Chilean activists have traveled to the United States to speak out against our company's proposed operations in Chile. These operations have sparked opposition and prompted a demonstration at our 1999 shareholders meeting. We continue to face conflict over logging in National Forests here at home.

    Our board would benefit from more ambitious governance reforms; as a beginning, however, let us modestly urge our board to run annually for reelection, instead of once every three years.

    We urge you to vote YES for this proposal.

STATEMENT BY DIRECTORS IN OPPOSITION TO THE PROPOSAL

    Your board of directors recommends a vote AGAINST this proposal.

    This proposal was submitted by Dr. John Osborn. Dr. Osborn is the founder and a member of The Lands Council (formerly the Inland Empire Public Lands Council), an organization which promotes itself as "a front-line activist-based forest conservation group" according to its website. The proposal is, on its face, a proposal to declassify the board of directors. However, Dr. Osborn's supporting statement raises environmental issues completely unrelated to the issue of board classification. Clearly, his proposal and supporting statement serve solely to give him a public platform to espouse his environmental views, not to educate the company's shareholders on the merits of any particular board structure.

    In 1985, the company's shareholders voted overwhelmingly to create a classified board. The reasons shareholders voted in favor of a classified board then are still valid today.

    The company believes there are two primary benefits of a classified board:

    - First, a classified board provides the assurance of continuity, stability, and knowledge in the business affairs and financial strategies of the company, since a majority of the directors will always have prior experience as directors of the company. The shareholder's proposal itself cites examples of the complex issues presented to our board. The assurance of continuing directors ensures that the board has the necessary background and knowledge to handle these issues and others in the way that best enhances shareholder value.

    - Second, with staggered elections, at least two annual shareholder meetings would be required to effect a change in control of the board of directors. This fact enhances the board's ability to negotiate with a person or entity seeking to gain control of the company. We believe this enhanced negotiating leverage puts the board in a better position to achieve higher shareholder value were a change in control situation to arise.

    Our board believes that each of the company's directors is accountable to the company's shareholders whether he or she is elected for a one-year term or for a three-year term. Board classification does not prevent shareholders from voting for or against directors when they are presented for election. As no nominee has received less than 96% of the votes cast in the last five years, the board sees little reason for shareholders to vote more frequently for each director.

                                OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any person who owns more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in Boise Cascade shares with the SEC and the New York Stock Exchange. Based on our records and other information, we believe that in 1999 our directors and executive officers met all applicable SEC filing requirements.

BOISE CASCADE'S ANNUAL REPORT AND FORM 10-K

    We are mailing you our 1999 Annual Report with this proxy statement. We filed our Form 10-K with the SEC in February. Copies of the 1999 Annual Report to Shareholders and Annual Report on Form 10-K can be obtained at no charge from our Corporate Communications Department, 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001, 208/384-7990, or through our Internet home page at www.bc.com. Our financial statements are also on file with the SEC and with the New York and Chicago Stock Exchanges. You can obtain copies of these statements through the Securities and Exchange Commission's web site at www.sec.gov.

SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    If you wish to submit a proposal to be included in our 2001 proxy statement, we must receive it no later than November 23, 2000.

    All other proposals to be presented at the meeting must be delivered to our corporate secretary, in writing, no later than February 6, 2001. According to our bylaws, your notice must include:

    - a brief description of the business you wish to bring before the meeting and the reasons for conducting the business at the meeting;

    - your name and address;

    - the class and number of shares of our stock which you beneficially own;
      and

    - any material interest you have in the business to be brought before the meeting.

    The chairperson of the meeting may disregard any business not properly brought before the meeting according to our bylaws.

SHAREHOLDER NOMINATIONS FOR DIRECTORS

    If you wish to suggest a nominee for the Nominating Committee's consideration, write to Karen E. Gowland, vice president and corporate secretary, 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001. You should describe in detail your proposed nominee's qualifications and other relevant biographical information and indicate whether the proposed nominee is willing to accept nomination.

    The Nominating Committee will consider director nominees from shareholders for election at the annual shareholders meeting if our corporate secretary receives a written nomination not less than 30 days or more than 60 days in advance of the meeting. According to our bylaws, your notice of nomination must include:

    - your name and address;

    - each nominee's name, age, and address;

    - each nominee's principal occupation or employment;

    - the number of shares of our stock which the nominee beneficially owns;

    - the number of shares of our stock which you beneficially own;

    - any other information that must be disclosed about nominees in proxy solicitations under Regulation 14A of the Securities Exchange Act of 1934; and

    - each nominee's executed consent to serve as our director if elected.

    The chairperson of the meeting may disregard any nomination not made in accordance with the above procedures.

    WE REQUEST THAT YOU PROMPTLY SIGN, DATE, AND RETURN THE ENCLOSED PROXY SO THAT IT WILL BE AVAILABLE FOR USE AT THE MEETING.

                                          Karen E. Gowland
                                          Vice President
                                          and Corporate Secretary

March 22, 2000

                              [BOISE CASCADE LOGO]

                                [RECYCLED LOGO]

         This Notice and Proxy Statement is printed on recycled-content
                 ASPEN-TM- Lightweight Opaque paper produced by
          Boise Cascade's papermakers at its St. Helens, Oregon, mill.
          This paper is made with no less than 10% postconsumer fiber.

            [LOGO] BOISE CASCADE CORPORATION - 1111 W. Jefferson Street (83702),
                        P.O. Box 50, Boise, Idaho 83728-0001
PROXY              ANNUAL MEETING OF SHAREHOLDERS, APRIL 20, 2000
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The shareholder signing this card appoints George J. Harad, John W. Holleran, and Karen E. Gowland as proxies, each with the power to appoint a substitute. They are directed to vote all the shareholder's Boise Cascade Corporation stock held on February 28, 2000, at the company's annual meeting to be held on April 20, 2000, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW, FOR PROPOSALS 2 THROUGH 6, AND AGAINST PROPOSAL 7.

1.  Election of Directors: EDWARD E. HAGENLOCKER   GEORGE J. HARAD    DONALD S. MACDONALD      JANE E. SHAW
/ / FOR  all nominees      / / WITHHOLD AUTHORITY    WITHHOLD AUTHORITY for the following nominee(s) only:
   (except as you may          for all nominees
   indicate otherwise)                              -------------------------------------------------------------

                                                    -------------------------------------------------------------

2.  Appointment of Arthur Andersen LLP as independent accountants for 2000.          / / FOR          / / AGAINST        / / ABSTAIN
3.  Approval of amendment to the 1984 Key Executive Stock Option Plan.               / / FOR          / / AGAINST        / / ABSTAIN
4.  Approval of amendment to the Director Stock Option Plan.                         / / FOR          / / AGAINST        / / ABSTAIN
5.  Reapprove the Key Executive Performance Plan for Executive Officers.             / / FOR          / / AGAINST        / / ABSTAIN
6.  Approval of amendments to the Key Executive Performance Plan for                 / / FOR          / / AGAINST        / / ABSTAIN
    Executive Officers and the 1995 Executive Officer Deferred Compensation Plan.
7.  Shareholder proposal regarding classified board.                                 / / FOR          / / AGAINST        / / ABSTAIN


THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON THESE MATTERS, THEN PROPOSALS 1 THROUGH 6 WILL RECEIVE FOR VOTES AND PROPOSAL 7 WILL RECEIVE AN AGAINST VOTE.

This card provides voting authority for all beneficial holdings of Boise Cascade Corporation shares.

Please sign exactly as your name appears below and date this card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, give full title as such. When signing as a corporation, sign in full corporate name by an authorized officer. When signing as a partnership, sign in partnership name by an authorized person.

                           ----------------------------      ------------------
                           Signature of Shareholder          Date

                           ----------------------------      ------------------
                           Signature of Shareholder           Date

  Forward this card to D. F. King (solicitor) or to Corporate Election Services
          (independent tabulator), P.O. Box 1150, Pittsburgh, PA 15230

                                                       [LOGO]
                                                       BOISE CASCADE CORPORATION

Dear Shareholder:

The Boise Cascade Corporation annual meeting of shareholders will be held in the company's corporate headquarters building in Boise, Idaho, at noon, Mountain daylight time, April 20, 2000. Shareholders of record on February 28, 2000, are entitled to vote by proxy, before or at the meeting.

The proxy card attached to the bottom of this page is for your use in designating proxies (for shareholders of record, including those holding shares in the Dividend Reinvestment Plan) and providing voting instructions (for Boise Cascade employee savings plan participants). As "named fiduciaries," participants in the Boise Cascade Corporation stock funds of the employee savings plans are entitled to provide voting instructions to the Trustee, using this card, for allocated shares and a portion of any unvoted or unallocated shares in the savings plan fund(s) in which they participate.

Corporate Election Services, Inc., an independent tabulator, will receive and tabulate individual proxy/voting instruction cards.

Please indicate your voting preferences on the card, SIGN and DATE the card, and return it to the independent tabulator in the envelope provided. YOUR VOTES ARE CONFIDENTIAL.

                                                 Thank you.


                        (fold and tear along perforation)

PROXY AND VOTING INSTRUCTION CARD                     BOISE CASCADE CORPORATION
                                                  ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY AND THESE INSTRUCTIONS ARE SOLICITED                   APRIL 20, 2000
ON BEHALF OF THE BOARD OF DIRECTORS.

The shareholder signing this card appoints George J. Harad, John W. Holleran, and Karen E. Gowland as proxies, each with the power to appoint a substitute. They are directed to vote (as indicated on the reverse side of this card) all the shareholder's Boise Cascade Corporation stock held on February 28, 2000, at the company's annual meeting to be held on April 20, 2000, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at the meeting. If the shareholder is a current or former company employee, this card also provides voting instructions to the Trustee for shares held in any Boise Cascade Corporation employee savings plans.

This proxy will be voted according to your instructions. If you sign and return the card but do not vote on these matters, then proposals 1 through 6 will receive FOR votes and proposal 7 will receive an AGAINST vote.

                               Forward this card to Corporate Election Services,

Printed on Boise Cascade Corporation's SUMMIT-Registered Trademark- TAG-X, 100#
                       White, made in St. Helens, Oregon.

PROXY AND VOTING INSTRUCTION CARD                     BOISE CASCADE CORPORATION
                                                  ANNUAL MEETING OF SHAREHOLDERS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL                  APRIL 20, 2000
NOMINEES LISTED BELOW, FOR PROPOSALS 2 THROUGH 6, AND AGAINST PROPOSAL 7.

1.  Election of Directors:  EDWARD E. HAGENLOCKER    GEORGE J. HARAD       DONALD S. MACDONALD       JANE E. SHAW
    / / FOR  all nominees    / / WITHHOLD AUTHORITY     WITHHOLD AUTHORITY for the following nominee(s) only:
       (except as you may        for all nominees
        indicate otherwise)                             ---------------------------------------------------------

                                                        ---------------------------------------------------------

2.  Appointment of Arthur Andersen LLP as independent accountants for 2000.          / / FOR          / / AGAINST        / / ABSTAIN
3.  Approval of amendment to the 1984 Key Executive Stock Option Plan.               / / FOR          / / AGAINST        / / ABSTAIN
4.  Approval of amendment to the Director Stock Option Plan.                         / / FOR          / / AGAINST        / / ABSTAIN
5.  Reapprove the Key Executive Performance Plan for Executive Officers.             / / FOR          / / AGAINST        / / ABSTAIN
6.  Approval of amendments to the Key Executive Performance Plan for                 / / FOR          / / AGAINST        / / ABSTAIN
    Executive Officers and the 1995 Executive Officer Deferred Compensation Plan.
7.  Shareholder proposal regarding classified board.                                 / / FOR          / / AGAINST        / / ABSTAIN

----------------------------  -----------                                              ----------------------------  -----------
  Signature of Shareholder       Date                                                    Signature of Shareholder       Date


                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 20, 2000

                                  PROXY FOR THE
                      CONVERTIBLE PREFERRED STOCK, SERIES D

         BOISE CASCADE CORPORATION  -       1111 West Jefferson Street
                                            P.O. Box 50
                                            Boise Idaho 83728-0001

---------------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The trustee signing this card appoints George J. Harad, John W. Holleran, and Karen E. Gowland as proxies, each with the power to appoint a substitute. They are directed to vote all the shares of Boise Cascade Corporation stock held of record by the trustee on February 28, 2000, at the company's annual meeting to be held on April 20, 2000, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at the meeting.

The Board of Directors recommends a vote FOR all nominees listed below, FOR proposals 2 through 6, and AGAINST proposal 7.

1.       Election of Directors:     EDWARD E. HAGENLOCKER    DONALD S. MACDONALD
                                    GEORGE J. HARAD          JANE E. SHAW

                                             FOR                   WITHHOLD

         Edward E. Hagenlocker           ____________            ____________

         George J. Harad                 ____________            ____________

         Donald S. Macdonald             ____________            ____________

         Jane E. Shaw                    ____________            ____________

2.       Appointment of Arthur Andersen LLP as independent accountants for 2000.

         SHARES FOR:                SHARES AGAINST:           SHARES ABSTAINING:

         -----------                --------------            ---------------

3.       Approval of amendment to the 1984 Key Executive Stock Option Plan:

         SHARES FOR:                SHARES AGAINST:           SHARES ABSTAINING:

         -----------                --------------            ---------------

4.       Approval of amendment to the Director Stock Option Plan:

         SHARES FOR:                SHARES AGAINST:           SHARES ABSTAINING:

         -----------                --------------            ---------------

5.       Approval of the Key Executive Performance Plan for Executive Officers:

         SHARES FOR:                SHARES AGAINST:           SHARES ABSTAINING:

         -----------                --------------            ---------------

6. Approval of amendments to the Key Executive Performance Plan for Executive Officers and the 1995 Executive Officer Deferred Compensation
         Plan:

         SHARES FOR:                SHARES AGAINST:           SHARES ABSTAINING:

         -----------                --------------            ---------------

7.       Shareholder proposal regarding classified board:

         SHARES FOR:                SHARES AGAINST:           SHARES ABSTAINING:

         -----------                --------------            ---------------

THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOU SIGN AND RETURN THIS PROXY BUT DO NOT VOTE ON THESE MATTERS, THEN PROPOSALS 1 THROUGH 6 WILL RECEIVE FOR VOTES AND PROPOSAL 7 WILL RECEIVE AN AGAINST VOTE. YOU, AS TRUSTEE, MUST SIGN AND RETURN THIS PROXY FOR THE PLAN SHARES TO BE COUNTED.

This proxy provides voting authority for all holdings of Boise Cascade Corporation Convertible Preferred Stock, Series D (ESOP).

Please sign exactly as the name appears below, including your full title as trustee.

STATE STREET BANK AND TRUST COMPANY, as                        4,940,830 Shares
trustee for the Boise Cascade Corporation
Savings and Supplemental Retirement Plan and Employee Stock Ownership Plan.

Date:  April ___, 2000

Signature of Trustee _____________________________________

Forward this form to Corporate Election Services,
P.O. Box 1150, Pittsburgh, PA 15230-9954